MASTER RELATED AGREEMENT TO
                        AMENDED AND RESTATED
                        MASTER DISTRIBUTION PLAN
     [ICON]             (CLASS C SHARES)

This Master Related Agreement (the "Agreement") is entered into in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") by each registered investment company, listed in Schedule A to this Agreement (each individually referred to as a "Fund", or collectively, "Funds"), severally, on behalf of each of the series of common stock or beneficial interest, as the case may be, set forth in Schedule A to this Agreement (each, a "Portfolio" ), with respect to the Class C Shares of each such Portfolio listed on Schedule A. This Agreement, being made between A I M Distributors, Inc. ("Distributors") and each Fund, on behalf of each applicable Portfolio, defines the services to be provided by Distributors, or its designees, for which it is to receive payments pursuant to the Amended and Restated Master Distribution Plan (Class C Shares) (the "Plan") adopted by each of the Funds. The Plan has been approved by a majority of the directors/trustees ("Trustees") of each of the Funds, including a majority of the Trustees who have no direct or indirect financial interest in the operation of the Plan or this Agreement (the "Dis-Interested Trustees"), by votes cast in person at a meeting called for the purpose of voting on the Plan.

1. a. Distributors may use payments received pursuant to Paragraph 2 of this Agreement to provide continuing personal shareholder services to customers who may, from time to time, directly or beneficially own shares of the Funds. Continuing personal shareholder services may include but are not limited to, distributing sales literature to customers, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, account designations and addresses, and in enrolling in any of several special investment plans offered in connection with the purchase of the Funds' shares, assisting customers in the establishment and maintenance of customer accounts and records and in the placement of purchase and redemption transactions, assisting customers in investing dividends and capital gains distributions automatically in shares, and providing such other services as the Funds or the customer may reasonably request and Distributors agrees to provide. Distributors will not be obligated to provide services which are provided by a transfer agent for a Fund with respect to a Portfolio.

      b. Distributors may also use the payments received pursuant to Paragraph 2 of this Agreement for distribution-related services. As used in this Agreement, "distribution-related services" shall mean any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, organizing and conducting sales seminars, implementing advertising programs, engaging finders and paying finders fees, printing prospectuses and statements of additional information (and supplements thereto) and annual and semi-annual reports for other than existing shareholders, preparing and distributing advertising material and sales literature, making supplemental payments to dealers and other institutions as asset-based sales charges, and administering the Plan.

                                       1                                08/18/03

      c.   Distributors may provide the services  described in paragraphs a. and
      b. above either directly or through third parties (its "designees").

2. For the services provided by Distributors or its designees pursuant to this Agreement, each Fund shall pay Distributors a fee, calculated at the end of each month at the annual rate set forth in Schedule A, or such lesser rate as shall be agreed to by Distributors, as applied to the average net asset value of the shares of such Fund purchased or acquired through exchange on or after the Plan Calculation Date shown for such Fund on Schedule A.

3. The total of the fees calculated for all of the Funds listed on Schedule A for any period with respect to which calculations are made shall be paid to Distributors within10 days after the close of each month.

4. Distributors shall furnish the Funds with such information as shall reasonably be requested by the Trustees of the Funds with respect to the fees paid to Distributors pursuant to this Agreement.

5. Distributors shall furnish the Trustees of the Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

6. Distributors may enter into other similar Master Related Agreements with any other investment company without a Fund's consent.

7. This Agreement shall become effective immediately upon its approval by a majority of the Trustees of each of the Funds, including a majority of the Dis-InterestedTrustees, by votes cast in person at a meeting called for the purpose of voting on the Plan and this Agreement.

8. This Agreement shall continue in full force and effect as long as the continuance of the Plan and this Agreement are approved at least annually by a vote of the Trustees, including a majority of the Dis-Interested Trustees, cast in person at a meeting called for the purpose of voting thereon.

9. This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the Trustees of such Fund who are Dis-interested Trustees or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice. It will be terminated by any act which terminates the Fund's Plan, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

10.   This Agreement may be amended by mutual written agreement of the parties.

11. All communications should be sent to the address of each signor as shown at the bottom of this Agreement.

12. This Agreement shall be construed in accordance with the laws of the State of Texas.

                                       2                                08/18/03

                                           A I M DISTRIBUTORS, INC.



                                           By:
                                                --------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                   -----------------------------
                                           11 Greenway Plaza, Suite 100
                                           Houston, Texas  77046-1173
                                           Attn:  President

EFFECTIVE [DATE].                          FUND (LISTED IN SCHEDULE A)
                                           on behalf of the Class C Shares of
                                           each Portfolio listed on Schedule A



                                           By:
                                                --------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                   -----------------------------

                                       3                                08/18/03

                                 SCHEDULE "A" TO
                                RELATED AGREEMENT

                                                 Maximum         Plan
                                                Aggregate     Calculation
               Fund                             Fee Rate*        Date
--------------------------------------------------------------------------------

AIM ADVISOR FUNDS
AIM International Core Equity Fund C Shares        1.00       August 4, 1997
AIM Real Estate Fund C Shares                      1.00       August 4, 1997

AIM EQUITY FUNDS
AIM Aggressive Growth Fund C Shares                1.00       March 1, 1999
AIM Blue Chip Fund C Shares                        1.00       August 4, 1997
AIM Capital Development Fund C Shares              1.00       August 4, 1997
AIM Charter Fund C Shares                          1.00       August 4, 1997
AIM Constellation Fund C Shares                    1.00       August 4, 1997
AIM Dent Demographic Trends Fund C Shares          1.00       June 7, 1999
AIM Diversified Dividend Fund C Shares             1.00       December 31, 2001
AIM Emerging Growth Fund C Shares                  1.00       March 31, 2000
AIM Large Cap Basic Value Fund C Shares            1.00       August 1, 2000
AIM Large Cap Growth Fund C Shares                 1.00       April 5, 1999
AIM Mid Cap Growth Fund C Shares                   1.00       November 1, 1999
AIM Weingarten Fund C Shares                       1.00       August 4, 1997

AIM FUNDS GROUP
AIM Balanced Fund C Shares                         1.00       August 4, 1997
AIM Basic Balanced Fund C Shares                   1.00       September 28, 2001
AIM European Small Company Fund C Shares           1.00       August 31, 2000
AIM Global Utilities Fund C Shares                 1.00       August 4, 1997
AIM Global Value Fund C Shares                     1.00       December 29, 2000
AIM International Emerging Growth Fund C Shares    1.00       August 31, 2000
AIM Mid Cap Basic Value Fund C Shares              1.00       December 31, 2001
AIM New Technology Fund C Shares                   1.00       August 31, 2000
AIM Premier Equity Fund C Shares                   1.00       August 4, 1997
AIM Premier Equity II Fund C Shares                1.00       August 31, 2000
AIM Select Equity Fund C Shares                    1.00       August 4, 1997
AIM Small Cap Equity Fund C Shares                 1.00       August 31, 2000

AIM GROWTH SERIES
AIM Basic Value Fund C Shares                      1.00       May 3, 1999
AIM Mid Cap Core Equity Fund C Shares              1.00       May 3, 1999
AIM Small Cap Growth Fund C Shares(1)              1.00       May 3, 1999

AIM INTERNATIONAL FUNDS, INC.
AIM Asia Pacific Growth Fund C Shares              1.00       November 1, 1997
AIM European Growth Fund C Shares                  1.00       November 1, 1997
AIM Global Aggressive Growth Fund C Shares         1.00       August 4, 1997
AIM Global Growth Fund C Shares                    1.00       August 4, 1997
AIM International Growth Fund C Shares             1.00       August 4, 1997

----------
(1)     AIM Small Cap Growth Fund is closed to new investors.

                                       4                                08/18/03

                                                 Maximum         Plan
                                                Aggregate     Calculation
               Fund                             Fee Rate*        Date
--------------------------------------------------------------------------------

AIM INVESTMENT FUNDS
AIM Developing Markets Fund C Shares               1.00       March 1, 1999
AIM Global Energy Fund C Shares                    1.00       March 1, 1999
AIM Global Financial Services Fund C Shares        1.00       March 1, 1999
AIM Global Health Care Fund C Shares               1.00       March 1, 1999
AIM Global Science and Technology Fund C Shares    1.00       March 1, 1999
AIM Libra Fund C Shares                            1.00       November 1, 2002

AIM INVESTMENT SECURITIES FUNDS
AIM High Yield Fund C Shares                       1.00       August 4, 1997
AIM Income Fund C Shares                           1.00       August 4, 1997
AIM Intermediate Government Fund C Shares          1.00       August 4, 1997
AIM Money Market Fund C Shares                     1.00       August 4, 1997
AIM Municipal Bond Fund C Shares                   1.00       August 4, 1997
AIM Short Term Bond Fund C Shares                  1.00       August 30, 2002
AIM Total Return Bond Fund C Shares                1.00       December 31, 2001

AIM SERIES TRUST
AIM Global Trends Fund C Shares                    1.00       May 29, 1998

AIM SPECIAL OPPORTUNITIES FUNDS
AIM Opportunities I Fund C Shares                  1.00       December 30, 1998
AIM Opportunities II Fund C Shares                 1.00       November 12, 1999
AIM Opportunities III Fund C Shares                1.00       March 31, 2000

AIM TAX-EXEMPT FUNDS
AIM High Income Municipal Fund C Shares            1.00       December 22, 1997

                                                                        08/18/03

                                 SCHEDULE "A" TO
                                RELATED AGREEMENT

                                                 Maximum         Plan
                                                Aggregate     Calculation
               Fund                             Fee Rate*        Date
--------------------------------------------------------------------------------

INVESCO BOND FUNDS, INC.
INVESCO High Yield Fund C Shares                   1.00       June 1, 2000
INVESCO Select Income Fund C Shares                1.00       June 1, 2000
INVESCO Tax-Free Bond Fund C Shares                1.00       June 1, 2000
INVESCO U.S. Government Securities Fund C Shares   1.00       June 1, 2000

INVESCO COMBINATION STOCK & BOND FUNDS, INC.
INVESCO Balanced Fund C Shares                     1.00       June 1, 2000
INVESCO Core Equity Fund C Shares                  1.00       June 1, 2000
INVESCO Total Return Fund C Shares                 1.00       June 1, 2000

INVESCO COUNSELOR SERIES FUNDS, INC.
INVESCO Advantage Fund C Shares                    1.00       August 23, 2000
INVESCO Advantage Global Health Sciences           1.00       May 15, 2001
 Fund C Shares

INVESCO INTERNATIONAL FUNDS, INC.
INVESCO European Fund C Shares                     1.00       June 1, 2000
INVESCO International Blue Chip Value              1.00       June 1, 2000
 Fund C Shares

INVESCO MANAGER SERIES FUNDS, INC.
INVESCO Multi-Sector Fund C Shares                 1.00       August 30, 2002

INVESCO MONEY MARKET FUNDS, INC.
INVESCO Cash Reserves Fund C Shares                1.00       June 1, 2000

INVESCO SECTOR FUNDS, INC.
INVESCO Energy Fund C Shares                       1.00       June 1, 2000
INVESCO Financial Services Fund C Shares           1.00       June 1, 2000
INVESCO Gold & Precious Metals Fund C Shares       1.00       June 1, 2000
INVESCO Health Sciences Fund C Shares              1.00       June 1, 2000
INVESCO Leisure Fund C Shares                      1.00       June 1, 2000
INVESCO Real Estate Opportunity Fund C Shares      1.00       June 1, 2000
INVESCO Technology Fund C Shares                   1.00       June 1, 2000
INVESCO Telecommunications Fund C Shares           1.00       June 1, 2000
INVESCO Utilities Fund C Shares                    1.00       September 28, 2001

INVESCO STOCK FUNDS, INC.
INVESCO Dynamics Fund C Shares                     1.00       June 1, 2000
INVESCO Growth Fund C Shares                       1.00       June 1, 2000
INVESCO Growth & Income Fund C Shares              1.00       June 1, 2000
INVESCO Mid-Cap Growth Fund C Shares               1.00       September 28, 2001
INVESCO Small Company Growth Fund C Shares         1.00       June 1, 2000
INVESCO Value Equity Fund C Shares                 1.00       June 1, 2000

--------
* Of this amount, 0.25% is paid as a shareholder servicing fee and the remainder is paid as an asset based sales charge, as these terms are defined under the rules of the NASD, Inc.

                                       6                                08/18/03